CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee

Buffered Return Optimization Securities	$2,540,030	$255.78
due 2017

Pricing Supplement No. 791 Registration Statement No. 333-200365 Dated February 24, 2016 Filed Pursuant to Rule 424(b)(2)

Morgan Stanley $2,540,030 Buffered Return Optimization Securities

Linked to a Basket of 30 Stocks due June 30, 2017

Principal at Risk Securities

Investment Description

These Buffered Return Optimization Securities (the “Securities”) are unsecured and unsubordinated debt securities issued by Morgan Stanley with returns linked to the performance of an equally weighted basket of 30 stocks (the “Basket”), each of which we refer to as a “Basket Stock.” The Basket Stocks represent the 30 components of the Dow Jones Industrial AverageTM as of February 10, 2016, but, unlike the Dow Jones Industrial AverageTM, the Basket Stocks are equally weighted within the Basket. See “The Basket” on page 2. If the Basket Return is positive, Morgan Stanley will repay the Principal Amount at maturity plus pay a return equal to the Multiplier of 1.5 times the Basket Return, up to the Maximum Gain of 15.05%. If the Basket Return is equal to or less than zero by not more than the Buffer of 10%, Morgan Stanley will repay the full Principal Amount at maturity. However, if the Basket Return is less than zero by an amount that is greater than the Buffer, Morgan Stanley will pay less than the full Principal Amount at maturity, resulting in a loss of principal to investors of 1% for every 1% decline beyond the Buffer. The Securities are designed for investors who seek an opportunity to earn a return based on the performance of the Basket Stocks and who are willing to risk a loss on their Principal Amount and forgo current income and upside above the Maximum Gain in exchange for the enhanced growth potential up to the Maximum Gain and the 10% Buffer that in each case apply at maturity, as described herein. Investing in the Securities involves significant risks. Morgan Stanley will not pay any interest on the Securities. You may lose up to 90% of your Principal Amount. The downside exposure to the Basket is buffered only if you hold the Securities to maturity. Accordingly, you may receive significantly less than the Principal Amount if you are able to sell the Securities prior to maturity even if the Basket has not declined by more than the 10% Buffer.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Features

❑    Enhanced Growth Potential, Subject to a Maximum Gain: At maturity, the Securities enhance any positive Basket Return up to the Maximum Gain. If the Basket Return is negative, investors may be exposed to the negative Basket Return at maturity.

❑    Buffered Downside Market Exposure: If the Basket Return is equal to or less than zero by not more than the Buffer of 10%, Morgan Stanley will repay the Principal Amount at maturity. However, if the Basket Return is less than zero by an amount that is greater than the Buffer, Morgan Stanley will pay less than the full Principal Amount at maturity, resulting in a loss of principal to investors that is equal to the Basket's decline in excess of 10%. Accordingly, you could lose up to 90% of your Principal Amount. The downside exposure is buffered only if you hold the Securities to maturity. Accordingly, you may receive significantly less than the Principal Amount if you sell the Securities prior to maturity even if the Basket has not declined by more than the 10% Buffer. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Morgan Stanley.

Key Dates
Trade Date	February 24, 2016
Settlement Date	February 29, 2016
Final Valuation Date*	June 26, 2017
Maturity Date*	June 30, 2017

* Subject to postponement in the event of a Market Disruption Event or for non-Trading Days. See “Postponement of Final Valuation Date and Maturity Date” under “Additional Terms of the Securities.”

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE SECURITIES DO NOT GUARANTEE THE REPAYMENT OF THE FULL PRINCIPAL AMOUNT AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET, SUBJECT TO THE BUFFER AT MATURITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF MORGAN STANLEY. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS PRICING SUPPLEMENT IN CONNECTION WITH YOUR PURCHASE OF THE SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU COULD LOSE UP TO 90% OF YOUR INITIAL INVESTMENT.

Security Offering

We are offering Buffered Return Optimization Securities Linked to a Basket of 30 Stocks. The return on the Securities is limited by, and will be subject to, the predetermined Maximum Gain. The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below.

Basket	Multiplier	Maximum Gain	Buffer	CUSIP	ISIN
Equally weighed Basket of 30 stocks. See “The Basket” on page 2.	1.5	15.05%	10%	61765U886	US61765U8861

See “Additional Information about Morgan Stanley and the Securities” on page 3. The Securities will have the terms set forth in the accompanying prospectus and prospectus supplement and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this pricing supplement or the accompanying prospectus supplement or prospectus. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Estimated value on the Trade Date	$9.779 per Security. See “Additional Information about Morgan Stanley and the Securities” on page 3.
	Price to Public	Underwriting Discount(1)	Proceeds to Morgan Stanley(2)
Per Security	$10	$0.05	$9.95
Total	$2,540,030	$12,700.15	$2,527,329.85
(1)	The agents for this offering are Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of ours, and UBS Financial Services Inc. (“UBS”). MS & Co. expects to sell all of the Securities that it purchases from us to an unaffiliated dealer at a price of $9.95 per $10.00 Face Amount of Securities, for further sale to certain fee-based advisory accounts for which UBS is an investment advisor at the price to public of $10.00 per $10.00 Face Amount of Securities. MS & Co. and UBS will not receive a sales commission with respect to the Securities. For more information, please see “Supplemental Plan of Distribution; Conflicts of Interest” on page 39 of this pricing supplement.
(2)	See “Use of Proceeds and Hedging” on page 38.

The agent for this offering, Morgan Stanley & Co. LLC, is our wholly-owned subsidiary. See “Supplemental Plan of Distribution; Conflicts of Interest” beginning on page 39 of this pricing supplement.

Morgan Stanley	UBS Financial Services Inc.

The Basket

We are offering Buffered Return Optimization Securities Linked to a Basket of 30 Stocks. The Basket Stocks represent the 30 components of the Dow Jones Industrial AverageTm as of February 10, 2016, but, unlike the Dow Jones Industrial AverageTM, the Basket Stocks are equally weighted within the Basket. This table lists the Basket Stocks comprising the Basket, as well as the ticker symbol, the Weighting and the Initial Price for each Basket Stock.

Basket Stock	Ticker Symbol	Weighting	Initial Price
3M Company	MMM	1/30	$157.22
American Express Company	AXP	1/30	$54.64
Apple Inc.	AAPL	1/30	$96.10
The Boeing Company	BA	1/30	$115.59
Caterpillar Inc.	CAT	1/30	$65.88
Chevron Corporation	CVX	1/30	$85.27
Cisco Systems, Inc.	CSCO	1/30	$26.32
The Coca-Cola Company	KO	1/30	$43.91
E. I. du Pont de Nemours and Company	DD	1/30	$59.02
Exxon Mobil Corporation	XOM	1/30	$81.52
General Electric Capital Corporation	GE	1/30	$28.96
The Goldman Sachs Group, Inc.	GS	1/30	$145.56
The Home Depot, Inc.	HD	1/30	$125.61
Intel Corporation	INTC	1/30	$29.19
International Business Machines Corporation	IBM	1/30	$132.80
Johnson & Johnson	JNJ	1/30	$104.96
JPMorgan Chase & Co.	JPM	1/30	$56.14
McDonald’s Corporation	MCD	1/30	$117.06
Merck & Co., Inc.	MRK	1/30	$50.56
Microsoft Corporation	MSFT	1/30	$51.36
NIKE, Inc.	NKE	1/30	$60.40
Pfizer Inc.	PFE	1/30	$30.02
The Procter & Gamble Company	PG	1/30	$81.56
The Travelers Companies, Inc.	TRV	1/30	$108.48
United Technologies Corporation	UTX	1/30	$93.61
UnitedHealth Group Incorporated	UNH	1/30	$120.20
Verizon Communications Inc.	VZ	1/30	$50.82
Visa Inc.	V	1/30	$71.85
Wal-Mart Stores, Inc.	WMT	1/30	$67.12
The Walt Disney Company	DIS	1/30	$95.43

Additional Information about Morgan Stanley and the Securities

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement) with the SEC for the offering to which this communication relates. In connection with your investment, you should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents for free by visiting EDGAR on the SEC website at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access the accompanying prospectus supplement and prospectus on the SEC website at.www.sec.gov as follows:

t	Prospectus supplement dated November 19, 2014: http://www.sec.gov/Archives/edgar/data/895421/000095010314008172/dp51153_424b2-seriesf.htm

t	Prospectus dated February 16, 2016: http://www.sec.gov/Archives/edgar/data/895421/000095010316011142/dp63500_424b2-base.htm

References to “Morgan Stanley,” “we,” “our” and “us” refer to Morgan Stanley. In this document, the “Securities” refers to the T Buffered Return Optimization Securities that are offered hereby. Also, references to the accompanying “prospectus” and “prospectus supplement” mean the Morgan Stanley prospectus dated February 16, 2016 and the Morgan Stanley prospectus supplement dated November 19, 2014, respectively.

You should rely only on the information incorporated by reference or provided in this pricing supplement or the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this pricing supplement or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

If the terms discussed in this pricing supplement differ from those discussed in the prospectus supplement or prospectus, the terms contained in this pricing supplement will control.

The Issue Price of each Security is $10. This price includes costs associated with issuing, selling, structuring and hedging the Securities, which are borne by you, and, consequently, the estimated value of the Securities on the Trade Date is less than $10. We estimate that the value of each Security on the Trade Date is $9.779.

What goes into the estimated value on the Trade Date?

In valuing the Securities on the Trade Date, we take into account that the Securities comprise both a debt component and a performance-based component linked to the Basket Stocks. The estimated value of the Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the Basket Stocks, instruments based on the Basket Stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Securities?

In determining the economic terms of the Securities, including the Multiplier, the Buffer and the Maximum Gain, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Securities would be more favorable to you.

What is the relationship between the estimated value on the Trade Date and the secondary market price of the Securities?

The price at which MS & Co. purchases the Securities in the secondary market, absent changes in market conditions, including those related to the Basket Stocks, may vary from, and be lower than, the estimated value on the Trade Date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Securities are not fully deducted upon issuance, for a period of up to 6 months following the Settlement Date, to the extent that MS & Co. may buy or sell the Securities in the secondary market, absent changes in market conditions, including those related to the Basket Stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Securities, and, if it once chooses to make a market, may cease doing so at any time.

Investor Suitability
The Securities may be suitable for you if:	The Securities may not be suitable for you if:

t   You fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90% of your Principal Amount.

t   You can tolerate the loss of up to 90% of your Principal Amount and you are willing to make an investment that has similar downside market risk as the Basket Stocks, subject to the Buffer at maturity.

t   You believe the Basket Stocks will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the Maximum Gain of 15.05%.

t   You understand and accept that your potential return is limited by the Maximum Gain and you are willing to invest in the Securities based on the Maximum Gain of 15.05%.

t   You can tolerate fluctuations in the value of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

t   You understand and accept the risks associated with the Basket Stocks.

t   You do not seek current income from your investment and you are willing to forgo dividends paid on the Basket Stocks.

t   You are willing to hold the Securities to maturity, as set forth on the cover of this pricing supplement, and accept that there may be little or no secondary market for the Securities.

t    You are willing to assume the credit risk of Morgan Stanley, as issuer of the Securities, and understand that if Morgan Stanley defaults on its obligation you may not receive any amounts due to you and you could lose your entire investment.

t   You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90% of your Principal Amount.

t   You cannot tolerate the loss of up to 90% of your Principal Amount and you are not willing to make an investment that has similar downside market risk as the Basket Stocks, subject to the Buffer at maturity.

t   You seek an investment that guarantees a full return of principal at maturity.

t   You believe that the prices of the Basket Stocks will decline during the term of the Securities, or you believe the Basket Stocks will appreciate over the term of the Securities by a percentage that exceeds the Maximum Gain.

t   You seek an investment that has unlimited return potential without a cap on appreciation.

t   You are unwilling to invest in the Securities with a Maximum Gain of 15.05%.

t   You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by Morgan Stanley or another issuer with a similar credit rating.

t   You cannot tolerate fluctuations in the value of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

t   You do not understand or accept the risks associated with the Basket Stocks.

t   You seek current income from this investment or prefer to receive the dividends paid on the Basket Stocks.

t   You are unable or unwilling to hold the Securities to maturity, as set forth on the cover of this pricing supplement, or you seek an investment for which there will be an active secondary market.

t   You are not willing or are unable to assume the credit risk associated with Morgan Stanley, as issuer of the Securities, for any payment on the Securities.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the sections entitled “The Basket” beginning on page 2 of this pricing supplement for more information about the Basket Stocks, and “Key Risks” beginning on page 7 of this pricing supplement and “Risk Factors” beginning on page 5 of the accompanying prospectus for risks related to an investment in the Securities.

Final Terms
Issuer	Morgan Stanley
Issue Price (per Security)	$10.00 per Security
Principal Amount	$10.00 per Security
Term	Approximately 1 year and 4 months
Basket	An equally weighed Basket of 30 stocks. See “The Basket” on page 2.
Payment at Maturity (per Security)

Morgan Stanley will pay you a cash payment at maturity linked to the performance of the Basket during the term of the Securities.

If the Basket Return is greater than zero, Morgan Stanley will pay you an amount equal to the lesser of:

$10 + ($10 × Basket Return × Multiplier);

and

$10 + ($10 × Maximum Gain).

If the Basket Return is equal to or less than zero by not more than the Buffer of 10%, Morgan Stanley will pay you the $10 Principal Amount.

If the Basket Return is less than zero by an amount that is greater than the Buffer, Morgan Stanley will pay you an amount calculated as follows:

$10 + [$10 × (Basket Return + Buffer)]

In this case, you could lose up to 90% of your Principal Amount at maturity in an amount proportionate to the Basket’s decline in excess of the Buffer.

Multiplier	1.5
Maximum Gain	15.05%
Buffer	10%
Basket Return	Final Basket Value – Initial Basket Value Initial Basket Value
Initial Basket Value	100
Final Basket Value	On the Final Valuation Date, the Final Basket Value will be calculated as follows: 100 x [1 + (the sum of each Basket Stock Return multiplied by its Weighting)] See “The Basket-Weighting” on page 2.
Basket Stock Return	With respect to each Basket Stock: Final Price – Initial Price Initial Price

Investment Timeline

The Initial Prices are determined. The Maximum Gain is set.

The Final Prices, Final Basket Value and Basket Return are determined as of the Final Valuation Date.

If the Basket Return is positive, Morgan Stanley will pay you a cash amount at maturity per Security equal to the lesser of:

$10 + ($10 × Basket Return × Multiplier);

and

$10 + ($10 × Maximum Gain)

If the Basket Return is between 0% and -10%, inclusive, Morgan Stanley will pay you $10.00 cash per Security.

If the Basket Return is less than
-10%, Morgan Stanley will pay you a cash amount at maturity per Security equal to:

$10 + [$10 × (Basket Return + 10%)]

You could lose up to 90% of your Principal Amount.

Initial Price	With respect to each Basket Stock, the Closing Price of such Basket Stock on the Trade Date. See “The Basket-Initial Price” on page 2.
Final Price	With respect to each Basket Stock, the product of the Closing Price of such Basket Stock and the Adjustment Factor for such Basket Stock, each on the Final Valuation Date.
Adjustment Factor	With respect to each Basket Stock, 1.0, subject to adjustment in the event of certain corporate events affecting the Basket Stocks. See “Additional Terms of the Securities.”
Final Valuation Date	June 26, 2017, subject to postponement in the event of a Market Disruption Event or for non-Trading Days.
CUSIP / ISIN	61765U886 / US61765U8861
Calculation Agent	Morgan Stanley & Co. LLC (“MS & Co.”)

Investing in the Securities involves significant risks. You may lose up to 90% of your PRINCIPAL AMOUNT. Any payment on the Securities is subject to the creditworthiness of Morgan Stanley. If Morgan Stanley were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to also read the “Risk Factors” section of the accompanying prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Securities.

t	Your investment in the Securities may result in a loss of up to 90% of your Principal Amount. The terms of the Securities differ from those of ordinary debt securities in that we will not pay interest or guarantee the payment of the full Principal Amount at maturity. Morgan Stanley will repay the full $10 Principal Amount per Security only if the Basket's percentage decline is not more than 10%, and will make such payment only at maturity. If the Basket's percentage decline exceeds 10%, the payout at maturity will be an amount in cash that is less than the $10 Principal Amount of each Security by an amount proportionate to the Basket’s percentage decline in excess of the 10% Buffer. Accordingly, you could lose up to 90% of your Principal Amount.

t	You may incur a loss on your investment if you sell your Securities prior to maturity. The 10% Buffer applies only at maturity. You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the Basket has not declined by more than the Buffer.

t	The Multiplier applies only at maturity. You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Multiplier or the Securities themselves, and the return you realize may be less than 1.5 times the return of the Basket at the time of sale even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Multiplier and earn the potential Maximum Gain only if you hold your Securities to maturity.

t	Appreciation potential is limited. The appreciation potential of Securities is limited by the Maximum Gain of 15.05% (which corresponds to a maximum Payment at Maturity of $11.505 per Security). Therefore, although the Multiplier enhances positive Basket Returns, you will not benefit from any positive Basket Return that, when multiplied by the Multiplier, exceeds the Maximum Gain. As a result, any increase in the Final Basket Value over the Initial Basket Value by more than approximately 10.03% of the Initial Basket Value will not further increase the return on the Securities.

t	No interest payments. Morgan Stanley will not make any interest payments in respect to the Securities.

t	The Securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Securities. You are dependent on Morgan Stanley’s ability to pay all amounts due on the Securities at maturity and therefore you are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations under the Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the Securities.

t	The market price of the Securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Securities in the secondary market (if at all), including:

o	the trading prices and volatility (frequency and magnitude of changes in value) of the Basket Stocks,

o	interest and yield rates in the market,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Basket Stocks or equity markets generally and which may affect the value of the Basket,

o	Dividend rates on the Basket Stocks,

o	the time remaining until the Securities mature,

o	the occurence of certain corporate events affecting the Basket Stocks that may or may not require an adjustment to an Adjustment Factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you are able to sell your Securities prior to maturity. For example, you may have to sell your Securities at a substantial discount from the principal amount of $10 per Security if the value of the Basket at the time of sale is at, below or moderately above its Initial Basket Value or if market interest rates rise. You cannot predict the future performance of the Basket based on its historical performance. If the Basket Return is less than -10%, you will receive at maturity an amount that is less (and that could be significantly less) than the $10 Principal Amount of each Security by an amount proportionate to the Basket's decline in excess of 10%. There can be no assurance that there will be any positive Basket Return or that the Basket’s percentage decline will not be more than 10%. As a result, there can be no assurance that you will receive at maturity an amount in excess of 10% of the Principal Amount of the Securities.

t	The amount payable on the Securities is not linked to the prices of the Basket Stocks at any time other than the Final Valuation Date. The Final Basket Value will be based on the Final Prices of the Basket Stocks on the Final Valuation Date, subject to postponement for non-Trading Days and certain Market Disruption Events. Even if the prices of some or all of the Basket Stocks appreciate prior to the Final Valuation Date but then drop by the Final Valuation Date, the Payment at Maturity may be significantly less than it would have been had the Payment at Maturity been linked to the prices of the Basket Stocks prior to such drop. Although the actual prices of the Basket Stocks on the stated Maturity Date or at other times during the term of the Securities may be higher than the Final Prices, the Payment at Maturity will be based solely on the Final Prices of the Basket Stocks on the Final Valuation Date as compared to their respective Initial Prices.

t	Changes in the price of one or more of the Basket Stocks may offset changes in the prices of the others. Movements in the prices of the Basket Stocks may not correlate with each other. At a time when the price of one or more Basket Stocks increases, the price of one or more of the other Basket Stocks may not increase as much, or may decline. Therefore, in calculating the Basket Return, increases in the price of one or more Basket Stocks may be moderated, or wholly offset, by lesser increases or declines in the price of one or more of the other Basket Stocks.

t	Investing in the Securities is not equivalent to investing in the Basket Stocks. Investors in the Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any Basket Stock.

t	No affiliation with the issuer of any Basket Stock. The issuers of the Basket Stocks are not affiliates of ours, are not involved with this offering in any way, and have no obligations to consider your interests in taking any corporate actions that might affect the value of the Securities, including any corporate actions of the type that would require the Calculation Agent to adjust the Adjustment Factors of any Basket Stock. We have not made any due diligence inquiry with respect to the Basket Stocks in connection with this offering.

t	We may engage in business with or involving an issuer of any Basket Stock without regard to your interests. We or our affiliates may presently or from time to time engage in business with the issuer of any Basket Stock without regard to your interests and thus may acquire non-public information about the issuer of such Basket Stock. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the issuer of any Basket Stock, which may or may not recommend that investors buy or hold the Basket Stocks.

t	The Basket and the Dow Jones Industrial AverageTM are different, and the performance of the Basket may not correlate with the performance of the Dow Jones Industrial AverageTM. The weightings of the Basket Stocks within the Basket are different than their weightings within the Dow Jones Industrial AverageTM. Therefore, while the Basket is comprised of the same stocks as the Dow Jones Industrial AverageTM as of February 10, 2016, the performance of the Basket will not necessarily correlate with the performance of the Dow Jones Industrial AverageTM, and consequently, the return on the Securities will not be the same as investing directly in the Dow Jones Industrial AverageTM or in the Basket Stocks comprising the Dow Jones Industrial AverageTM, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the Dow Jones Industrial AverageTM. In fact, there is a risk that the performance of the Basket may be significantly worse than the performance of the Dow Jones Industrial AverageTM. Additionally, the Basket is static and will not change over the term of the Securities even if there is a change to the components of the Dow Jones Industrial AverageTM.

t	The adjustments to the Adjustment Factors the Calculation Agent is required to make do not cover every corporate event that can affect the Basket Stocks. MS & Co., as Calculation Agent, will adjust the Adjustment Factor for a Basket Stock for certain events affecting such Basket Stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of such Basket Stock, such as mergers. However, the Calculation Agent will not make an adjustment for every corporate event or every distribution that could affect the Basket Stocks. For example, the Calculation Agent is not required to make any adjustments if an issuer of a Basket Stock or anyone else makes a partial tender or partial exchange offer for that Basket Stock. If an event occurs that does not require the Calculation Agent to adjust an Adjustment Factor, the market price of the Securities may be materially and adversely affected. The determination by the Calculation Agent to adjust, or not to adjust, an Adjustment Factor may materially and adversely affect the value of the Securities.

t	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Securities in the Issue Price reduce the economic terms of the Securities, cause the estimated value of the Securities to be less than the Issue Price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Securities in secondary market transactions will likely be significantly lower than the Issue Price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the Issue Price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Securities in the Issue Price and the lower rate we are willing to pay as issuer make the economic terms of the Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Securities are not fully deducted upon issuance, for a period of up to 6 months following the Settlement Date, to the extent that MS & Co. may buy or sell the Securities in the secondary market, absent changes in market conditions, including those related to the Basket Stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

t	The estimated value of the Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Securities than those generated by others, including other dealers in the market, if they attempted to value the Securities. In addition, the estimated value on the Trade Date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Securities in the secondary market (if any exists) at any time. The value of your Securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Securities may be influenced by many unpredictable factors” above.

t	The Securities will not be listed on any securities exchange and secondary trading may be limited – The Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Securities. MS & Co. may, but is not obligated to, make a market in the Securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Since other broker-dealers may not participate significantly in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Securities, it is likely that there would be no secondary market for the Securities. Accordingly, you should be willing to hold your Securities to maturity.

t	Potential conflict of interest. As Calculation Agent, MS & Co. has determined the Initial Prices, will determine the Final Prices and the Final Basket Value and will calculate the Payment at Maturity. Moreover, certain determinations made by MS & Co. in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of Market Disruption Events and adjustments to the Adjustment Factors. These potentially subjective determinations may adversely affect the Payment at Maturity. For further information regarding these types of determinations, see “Additional Terms of the Securities —Postponement of Final Valuation Date and Maturity Date,” “—Closing Price,” “—Trading Day,” “—Market Disruption Event,” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent.” In addition, MS & Co. has determined the estimated value of the Securities on the Trade Date.

t	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the Securities. One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the Securities (and possibly to other instruments linked to the Basket Stocks), including trading in the Basket Stocks and in futures or options contracts on the Basket Stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Final Valuation Date approaches. MS & Co. and some of our other subsidiaries also trade the Basket Stocks and other financial instruments related to the Basket Stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the Trade Date could have increased the Initial Prices of the Basket Stocks, and therefore, could have increased the prices at or above which the Basket Stocks must close on the Final Valuation Date so that investors do not suffer a loss on their initial investment in the Securities. Additionally, such hedging or trading activities during the term of the Securities, including on the Final Valuation Date, could adversely affect the Final Prices of the Basket Stocks on the Final Valuation Date and, accordingly, the amount of cash payable to an investor at maturity.

t	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, UBS or our or their respective affiliates. Morgan Stanley, UBS and our or their respective affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Morgan Stanley, UBS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Basket Stocks to which the Securities are linked.

t	Uncertain tax treatment. Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Securities supersede the discussions contained in the accompanying prospectus supplement. Subject to the discussion under “What Are the Tax Consequences of the Securities” in this pricing supplement, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the Securities, the timing and character of income on the Securities might differ significantly. For example, under one possible treatment, the IRS could seek to recharacterize the Securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the discussion under “What Are the Tax Consequences of the Securities” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “What Are the Tax Consequences of the Securities” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Securities as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Payments on the Securities at Maturity

The below scenario analysis and examples are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Basket relative to the Initial Basket Value. We cannot predict the Final Basket Value of the Basket, or the value of the Basket on any other day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Basket. The numbers set forth in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity for a $10.00 Principal Amount of Securities on a hypothetical offering of the Securities.

The following scenario analysis and examples reflect the Maximum Gain of 15.05%, the Initial Basket Value of 100, the Multiplier of 1.5 and the 10% Buffer.

Example 1 — The value of the Basket increases from an Initial Basket Value of 100 to a Final Basket Value of 105. The Basket Return is calculated as follows:

(105 – 100) / 100 = 5%

Because the Basket Return is greater than zero, the Payment at Maturity for each $10.00 Principal Amount of Securities is calculated as the lesser of:

(A) $10.00 + ($10.00 × Basket Return × Multiplier), and

(B) $10.00 + ($10.00 × Maximum Gain)

= the lesser of (A) $10.00 + ($10.00 × 5% × 1.5) and (B) $10.00 + ($10.00 × 15.05%)

= the lesser of (A) $10.00 + ($10.00 × 7.5%) and (B) $10.00 + ($10.00 × 15.05%)

= $10.00 + ($10.00 × 7.5%)

= $10.00 + $0.75

= $10.75

Because the Basket Return of 5% multiplied by the Multiplier is less than the Maximum Gain of 15.05%, for each $10.00 Principal Amount of Securities, Morgan Stanley will pay you $10.75 at maturity.

Example 2 — The value of the Basket increases from an Initial Basket Value of 100 to a Final Basket Value of 110. The Basket Return is calculated as follows:

(110 – 100) / 100 = 10%

Because the Basket Return is greater than zero, the Payment at Maturity for each $10.00 Principal Amount of Securities is calculated as the lesser of:

(A) $10.00 + ($10.00 × Basket Return × Multiplier), and

(B) $10.00 + ($10.00 × Maximum Gain)

= the lesser of (A) $10.00 + ($10.00 × 10% × 1.5) and (B) $10.00 + ($10.00 × 15.05%)

= the lesser of (A) $10.00 + ($10.00 × 15%) and (B) $10.00 + ($10.00 × 15.05%)

= $10.00 + ($10.00 × 15.05%)

= $10.00 + $1.505

= $11.505

Because the Basket Return of 10% multiplied by the Multiplier is greater than the Maximum Gain of 15.05%, for each $10.00 Principal Amount of Securities, Morgan Stanley will pay you $11.505 at maturity, the maximum Payment at Maturity on the Securities. This represents the maximum amount payable over the term of the Securities.

Example 3 — The value of the Basket decreases from an Initial Basket Value of 100 to a Final Basket Value of 95. The Basket Return is calculated as follows:

(95 – 100) / 100 = -5%

Because the Basket Return is negative, but the Basket's percentage decline of 5% is less than the Buffer of 10%, at maturity, for each $10.00 Principal Amount of Securities, Morgan Stanley will pay you the $10.00 Principal Amount (a zero percent return on the Principal Amount) at maturity.

Example 4 — The value of the Basket decreases from an Initial Basket Value of 100 to a Final Basket Value of 80. The Basket Return is calculated as follows:

(80 – 100) / 100 = -20%

Because the Basket Return is negative and the Basket's percentage decline of 20% is more than the Buffer of 10%, at maturity, for each $10.00 Principal Amount of Securities Morgan Stanley will pay you an amount equal to the Principal Amount reduced by 1% for every 1% by which the Basket's percentage decline exceeds the Buffer, and the Payment at Maturity is calculated as follows:

$10.00 + [$10.00 × (Basket Return + Buffer)]

= $10.00 + [$10.00 × (-20% + 10%)]

= $10.00 + [$10.00 × -10%]

= $10.00 - $1.00

= $9.00

Hypothetical Final Basket Value	Hypothetical Basket Return	Multiplier	Hypothetical Payment at Maturity	Hypothetical Return on Securities (1)
200.00	100.00%	1.5	$11.505	15.05%
190.00	90.00%	1.5	$11.505	15.05%
180.00	80.00%	1.5	$11.505	15.05%
170.00	70.00%	1.5	$11.505	15.05%
160.00	60.00%	1.5	$11.505	15.05%
150.00	50.00%	1.5	$11.505	15.05%
140.00	40.00%	1.5	$11.505	15.05%
130.00	30.00%	1.5	$11.505	15.05%
120.00	20.00%	1.5	$11.505	15.05%
110.03	10.03%	1.5	$11.505	15.05%
110.00	10.00%	1.5	$11.500	15.00%
108.00	8.00%	1.5	$11.200	12.00%
105.00	5.00%	1.5	$10.750	7.50%
102.50	2.50%	1.5	$10.375	3.75%
100.00	0.00%	N/A	$10.000	0.00%
97.52	-2.50%	N/A	$10.000	0.00%
95.00	-5.00%	N/A	$10.000	0.00%
90.00	-10.00%	N/A	$10.000	0.00%
80.00	-20.00%	N/A	$9.000	-10.00%
70.00	-30.00%	N/A	$8.000	-20.00%
60.00	-40.00%	N/A	$7.000	-30.00%
50.00	-50.00%	N/A	$6.000	-40.00%
40.00	-60.00%	N/A	$5.000	-50.00%
30.00	-70.00%	N/A	$4.000	-60.00%
20.00	-80.00%	N/A	$3.000	-70.00%
10.00	-90.00%	N/A	$2.000	-80.00%
0	-100.00%	N/A	$1.000	-90.00%

(1) The “Return on Securities” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Principal Amount per Security to the purchase price of $10 per Security.

What Are the Tax Consequences of the Securities?

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Securities issued under this pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal tax consequences of the ownership and disposition of the Securities. This discussion applies only to initial investors in the Securities who:

t	purchase the Securities at their “issue price”; and

t	hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

t	certain financial institutions;

t	insurance companies;

t	certain dealers and traders in securities or commodities;

t	investors holding the Securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

t	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

t	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

t	regulated investment companies;

t	real estate investment trusts; or

t	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a Security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a Non-U.S. Holder upon the sale, exchange or settlement of a Security. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Securities or instruments that are similar to the Securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments of the Securities). Unless otherwise stated, the following discussion is based on the treatment of a Security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

t	a citizen or individual resident of the United States;

t	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

t	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the Securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the Securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the Securities should equal the amount paid by the U.S. Holder to acquire the Securities.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Securities sold, exchanged or settled. Any gain or loss recognized upon the sale, exchange or settlement of the Securities should be long-term capital gain or loss if the U.S. Holder has held the Securities for more than one year at such time, and short-term capital gain or loss otherwise.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. The IRS could, for instance, seek to treat a Security as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations apply to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the Securities every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the Securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the Securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the Securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the Securities and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with payments on the Securities and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

t	an individual who is classified as a nonresident alien;

t	a foreign corporation; or

t	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

t	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

t	certain former citizens or residents of the United States; or

t	a holder for whom income or gain in respect of the Securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

In general. Assuming the treatment of the Securities as set forth above is respected, and subject to the discussions on backup withholding and the possible application of Section 897 of the Code, a Non-U.S. Holder of the Securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions regarding the possible application of Section 897 of the Code and FATCA, if all or any portion of a Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Securities would not be subject to U.S. federal withholding tax, provided that:

t	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

t	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

t	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and

t	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Security (or a financial institution holding the Securities on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to these instruments should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the Securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the Securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the Securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including the possible implications of the notice referred to above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the Securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the Securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. If the Securities were recharacterized as debt instruments, this legislation would apply to any payment of amounts treated as interest. If withholding applies to the Securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the Securities.

The discussion in the preceding paragraphs under “What Are the Tax Consequences of the Securities,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the Securities.

Historical Information

Historical Graph

The graph below illustrates the performance of the Basket from January 1, 2008 through February 24, 2016, assuming the Basket Stocks are weighted as set forth under “The Basket” and that the value of the Basket on January 1, 2008 was 100. The graph is based on information from Bloomberg, and illustrates the actual aggregate performance of the Basket Stocks and the effect of the offset and/or correlation among the Basket Stocks during the same period. You cannot predict the future performance of any of the Basket Stocks or of the Basket as a whole, or whether an increase in the price of any of the Basket Stocks will be offset by a decrease in the price of any of the other Basket Stocks, based on their historical performance. Past performance of the Basket is not indicative of the future performance of the Basket.

Basket Stocks

The following tables sets forth the published high and low closing prices for each Basket Stock from January 1, 2011 through February 24, 2016. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical prices of the Basket Stocks should not be taken as an indication of future performance, and no assurance can be given as to the Final Prices of the Basket Stocks on the Final Valuation Date.

3M Company is a technology company with a presence in the following businesses: Industrial; Safety and Graphics; Electronics and Energy; Health Care; and Consumer. Its Securities and Exchange Commission file number is 001-03285.			American Express Company provides charge and credit payment card products and travel-related services to consumers and businesses around the world. Its Securities and Exchange Commission file number is 1-7657
3M Company	High ($)	Low ($)	American Express Company	High ($)	Low ($)
(CUSIP 88579Y101)			(CUSIP 025816109)
2011			2011
First Quarter	93.75	86.14	First Quarter	46.86	42.36
Second Quarter	97.23	90.62	Second Quarter	51.82	45.36
Third Quarter	97.97	71.79	Third Quarter	53.59	42.80
Fourth Quarter	82.39	70.93	Fourth Quarter	52.10	43.41
2012			2012
First Quarter	90.00	81.73	First Quarter	59.06	47.17
Second Quarter	89.60	82.51	Second Quarter	61.05	53.43
Third Quarter	94.24	86.41	Third Quarter	59.41	55.63
Fourth Quarter	95.37	87.31	Fourth Quarter	59.37	53.64
2013			2013
First Quarter	106.42	92.85	First Quarter	67.46	57.48
Second Quarter	112.97	103.79	Second Quarter	78.28	64.10
Third Quarter	121.57	108.73	Third Quarter	78.33	71.91
Fourth Quarter	140.25	117.16	Fourth Quarter	90.73	72.22
2014			2014
First Quarter	140.25	123.90	First Quarter	93.86	82.86
Second Quarter	145.32	132.39	Second Quarter	95.57	84.54
Third Quarter	146.84	139.13	Third Quarter	95.84	86.02
Fourth Quarter	167.27	132.90	Fourth Quarter	94.29	80.24
2015			2015
First Quarter	170.50	158.65	First Quarter	93.04	77.97
Second Quarter	167.07	153.95	Second Quarter	81.36	77.16
Third Quarter	157.17	137.58	Third Quarter	81.34	73.10
Fourth Quarter	159.92	140.80	Fourth Quarter	77.33	67.87
2016			2016
First Quarter (through February 24, 2016)	157.70	136.96	First Quarter (through February 24, 2016)	69.55	51.11

Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers, and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions, and third-party digital content and applications. Its Securities and Exchange Commission file number is 000-10030.			The Boeing Company is an aerospace firm engaged in the design, development, manufacture, sale and support of commercial jetliners, military aircraft, satellites, missile defense, human space flight and launch systems and services. Its Securities and Exchange Commission file number is 001-00442.
Apple Inc.	High ($)	Low ($)	The Boeing Company	High ($)	Low ($)
(CUSIP 037833100)			(CUSIP 097023105)
2011			2011
First Quarter	51.88	46.08	First Quarter	73.93	65.26
Second Quarter	50.43	45.05	Second Quarter	79.95	71.25
Third Quarter	59.06	49.04	Third Quarter	75.99	57.41
Fourth Quarter	60.32	51.94	Fourth Quarter	74.29	58.25
2012			2012
First Quarter	88.23	57.86	First Quarter	76.34	72.56
Second Quarter	90.89	75.73	Second Quarter	77.27	67.24
Third Quarter	100.30	82.13	Third Quarter	75.51	69.38
Fourth Quarter	95.92	72.80	Fourth Quarter	76.20	69.53
2013			2013
First Quarter	78.43	60.01	First Quarter	86.62	73.65
Second Quarter	66.26	55.79	Second Quarter	104.08	84.09
Third Quarter	72.53	58.46	Third Quarter	119.38	101.47
Fourth Quarter	81.44	68.71	Fourth Quarter	138.36	114.47
2014			2014
First Quarter	80.15	71.40	First Quarter	144.37	121.40
Second Quarter	94.25	73.99	Second Quarter	138.25	122.07
Third Quarter	103.30	93.09	Third Quarter	129.74	118.34
Fourth Quarter	119.00	96.26	Fourth Quarter	134.81	120.19
2015			2015
First Quarter	133.00	105.99	First Quarter	158.31	127.53
Second Quarter	132.65	124.25	Second Quarter	154.38	138.72
Third Quarter	132.07	103.12	Third Quarter	148.49	125.49
Fourth Quarter	122.57	105.26	Fourth Quarter	149.40	130.61
2016			2016
First Quarter (through February 24, 2016)	105.35	93.42	First Quarter (through February 24, 2016)	144.59	108.44

Caterpillar Inc. is a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Its Securities and Exchange Commission file number is 001-00768.			Chevron Corporation engages in fully integrated petroleum operations, chemicals operations, mining operations, power generation and energy services. Its Securities and Exchange Commission file number is 001-00368.
Caterpillar Inc.	High ($)	Low ($)	Chevron Corporation	High ($)	Low ($)
(CUSIP 149123101)			(CUSIP 166764100)
2011			2011
First Quarter	111.53	92.75	First Quarter	108.01	90.41
Second Quarter	115.41	95.44	Second Quarter	109.66	97.90
Third Quarter	111.63	73.84	Third Quarter	109.43	90.01
Fourth Quarter	97.88	70.55	Fourth Quarter	109.64	89.88
2012			2012
First Quarter	116.20	90.60	First Quarter	111.19	102.79
Second Quarter	109.21	82.25	Second Quarter	108.30	96.41
Third Quarter	93.94	79.64	Third Quarter	117.85	103.88
Fourth Quarter	90.79	81.10	Fourth Quarter	117.96	101.62
2013			2013
First Quarter	99.49	86.64	First Quarter	121.18	108.14
Second Quarter	90.31	80.43	Second Quarter	126.43	114.81
Third Quarter	88.17	81.85	Third Quarter	127.76	117.70
Fourth Quarter	91.15	82.12	Fourth Quarter	125.23	116.13
2014			2014
First Quarter	99.39	86.17	First Quarter	125.07	109.52
Second Quarter	109.38	99.81	Second Quarter	132.98	116.69
Third Quarter	111.40	99.03	Third Quarter	134.85	119.32
Fourth Quarter	106.45	89.34	Fourth Quarter	119.95	100.86
2015			2015
First Quarter	91.88	78.45	First Quarter	112.78	101.62
Second Quarter	89.33	79.64	Second Quarter	111.73	96.47
Third Quarter	84.46	63.79	Third Quarter	96.09	70.02
Fourth Quarter	74.75	64.39	Fourth Quarter	98.14	78.34
2016			2016
First Quarter (through February 24, 2016)	67.99	57.91	First Quarter (through February 24, 2016)	89.96	78.98

Cisco Systems, Inc. designs, manufactures and sells Internet Protocol-based networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Its Securities and Exchange Commission file number is 000-18225.			The Coca-Cola Company is a beverage company. Its Securities and Exchange Commission file number is 001-02217.
Cisco Systems, Inc.	High ($)	Low ($)	The Coca-Cola Company	High ($)	Low ($)
(CUSIP 17275R102)			(CUSIP 61762W299)
2011			2011
First Quarter	22.05	17.00	First Quarter	33.17	30.80
Second Quarter	18.07	14.84	Second Quarter	34.23	32.47
Third Quarter	16.67	13.73	Third Quarter	35.62	31.98
Fourth Quarter	19.12	15.19	Fourth Quarter	35.08	32.37
2012			2012
First Quarter	21.15	18.08	First Quarter	37.01	33.50
Second Quarter	21.19	15.96	Second Quarter	39.10	35.97
Third Quarter	19.73	15.12	Third Quarter	40.56	37.14
Fourth Quarter	20.38	16.82	Fourth Quarter	38.58	35.97
2013			2013
First Quarter	21.93	19.65	First Quarter	40.69	36.25
Second Quarter	24.82	20.38	Second Quarter	43.09	39.13
Third Quarter	26.38	23.31	Third Quarter	41.09	37.88
Fourth Quarter	24.00	20.24	Fourth Quarter	41.31	37.05
2014			2014
First Quarter	22.85	21.35	First Quarter	41.31	37.10
Second Quarter	25.04	22.46	Second Quarter	42.36	38.07
Third Quarter	25.98	24.43	Third Quarter	42.66	39.18
Fourth Quarter	28.46	22.82	Fourth Quarter	44.83	40.39
2015			2015
First Quarter	30.19	26.37	First Quarter	43.78	39.91
Second Quarter	29.76	27.13	Second Quarter	41.52	39.23
Third Quarter	29.03	24.62	Third Quarter	42.12	37.99
Fourth Quarter	29.36	25.73	Fourth Quarter	43.84	39.80
2016			2016
First Quarter (through February 24, 2016)	27.16	22.51	First Quarter (through February 24, 2016)	43.94	41.38

E. I. du Pont de Nemours and Company is a chemical company. Its Securities and Exchange Commission file number is 1-815.			Exxon Mobil Corporation is an American multinational oil and gas corporation. Its Securities and Exchange Commission file number is 1-2256.
E. I. du Pont de Nemours and Company	High ($)	Low ($)	Exxon Mobil Corporation	High ($)	Low ($)
(CUSIP 263534109)			(CUSIP 30231G102)
2011			2011
First Quarter	53.18	45.71	First Quarter	87.07	73.12
Second Quarter	53.95	46.87	Second Quarter	87.98	76.78
Third Quarter	53.05	37.97	Third Quarter	85.22	68.03
Fourth Quarter	47.32	36.56	Fourth Quarter	85.28	71.15
2012			2012
First Quarter	50.88	43.49	First Quarter	87.49	83.53
Second Quarter	51.11	44.67	Second Quarter	87.07	77.60
Third Quarter	49.63	44.51	Third Quarter	92.30	83.11
Fourth Quarter	47.90	39.85	Fourth Quarter	93.48	85.10
2013			2013
First Quarter	47.42	42.73	First Quarter	91.76	86.55
Second Quarter	53.56	46.16	Second Quarter	92.80	86.08
Third Quarter	57.42	49.78	Third Quarter	95.20	86.04
Fourth Quarter	61.72	54.09	Fourth Quarter	101.51	85.16
2014			2014
First Quarter	64.12	56.59	First Quarter	101.20	89.52
Second Quarter	66.18	62.17	Second Quarter	104.38	96.72
Third Quarter	69.19	60.83	Third Quarter	104.37	94.05
Fourth Quarter	71.43	62.42	Fourth Quarter	96.81	86.41
2015			2015
First Quarter	76.47	67.34	First Quarter	93.37	83.58
Second Quarter	71.63	60.46	Second Quarter	89.11	82.82
Third Quarter	61.43	47.32	Third Quarter	83.14	68.71
Fourth Quarter	74.55	48.35	Fourth Quarter	86.85	74.06
2016			2016
First Quarter (through February 24, 2016)	66.60	51.46	First Quarter (through February 24, 2016)	82.50	73.18

General Electric Company operates as an infrastructure and financial services company worldwide. Its Securities and Exchange Commission file number is 1-6461.			The Goldman Sachs Group, Inc. operates as an investment banking, securities, and investment management company worldwide. Its Securities and Exchange Commission file number is 001-14965.
General Electric Capital Corporation	High ($)	Low ($)	The Goldman Sachs Group, Inc.	High ($)	Low ($)
(CUSIP 369604103)			(CUSIP 38141G104)
2011			2011
First Quarter	21.52	18.28	First Quarter	175.00	154.38
Second Quarter	20.65	17.97	Second Quarter	162.40	129.26
Third Quarter	19.30	15.01	Third Quarter	137.60	93.98
Fourth Quarter	18.23	14.69	Fourth Quarter	116.40	87.70
2012			2012
First Quarter	20.21	17.91	First Quarter	128.07	90.43
Second Quarter	20.84	18.15	Second Quarter	124.90	91.00
Third Quarter	22.73	19.44	Third Quarter	121.36	93.16
Fourth Quarter	23.12	20.01	Fourth Quarter	129.72	114.24
2013			2013
First Quarter	23.77	20.90	First Quarter	158.65	127.56
Second Quarter	24.33	21.35	Second Quarter	167.49	138.60
Third Quarter	24.86	22.90	Third Quarter	169.75	150.43
Fourth Quarter	28.03	23.57	Fourth Quarter	177.26	153.05
2014			2014
First Quarter	28.03	24.35	First Quarter	179.37	159.82
Second Quarter	27.44	25.43	Second Quarter	170.24	152.72
Third Quarter	27.02	25.02	Third Quarter	187.89	163.42
Fourth Quarter	27.01	23.95	Fourth Quarter	196.89	172.58
2015			2015
First Quarter	26.11	23.58	First Quarter	194.41	172.41
Second Quarter	28.51	24.84	Second Quarter	218.40	191.55
Third Quarter	27.24	23.27	Third Quarter	213.25	171.86
Fourth Quarter	31.28	25.19	Fourth Quarter	199.17	175.49
2016			2016
First Quarter (through February 24, 2016)	31.15	27.45	First Quarter (through February 24, 2016)	180.23	140.69

The Home Depot, Inc. is a home improvement retailer. Its Securities and Exchange Commission file number is 1-8207.			Intel Corporation designs and manufactures advanced integrated digital technology platforms. Its Securities and Exchange Commission file number is 000-06217.
The Home Depot, Inc.	High ($)	Low ($)	Intel Corporation	High ($)	Low ($)
(CUSIP 437076102)			(CUSIP 458140100)
2011			2011
First Quarter	38.48	34.38	First Quarter	22.14	19.81
Second Quarter	38.17	33.47	Second Quarter	23.88	19.49
Third Quarter	37.05	28.51	Third Quarter	23.23	19.19
Fourth Quarter	42.22	31.59	Fourth Quarter	25.66	20.62
2012			2012
First Quarter	50.31	42.04	First Quarter	28.19	24.25
Second Quarter	52.99	47.02	Second Quarter	29.18	25.04
Third Quarter	60.37	50.70	Third Quarter	26.88	22.54
Fourth Quarter	65.07	59.01	Fourth Quarter	22.84	19.36
2013			2013
First Quarter	71.37	61.85	First Quarter	22.68	20.23
Second Quarter	79.82	69.67	Second Quarter	25.47	20.94
Third Quarter	80.54	72.70	Third Quarter	24.25	21.92
Fourth Quarter	82.34	74.14	Fourth Quarter	25.96	22.48
2014			2014
First Quarter	82.91	74.97	First Quarter	26.67	23.52
Second Quarter	81.13	75.70	Second Quarter	30.93	25.82
Third Quarter	93.50	79.40	Third Quarter	35.33	30.79
Fourth Quarter	104.97	87.85	Fourth Quarter	37.67	30.85
2015			2015
First Quarter	117.49	100.95	First Quarter	36.91	29.89
Second Quarter	115.59	106.98	Second Quarter	34.46	30.39
Third Quarter	122.80	110.97	Third Quarter	30.56	25.87
Fourth Quarter	134.74	117.03	Fourth Quarter	35.44	30.00
2016			2016
First Quarter (through February 24, 2016)	132.25	111.85	First Quarter (through February 24, 2016)	34.45	28.22

International Business Machines Corporation is an information technology company, a business and technology services company, a consulting services organization, an information technology research organization and a financier of information technology. Its Securities and Exchange Commission file number is 001-2360.			Johnson & Johnson researches and develops, manufactures, and sells various products in the health care field worldwide. Its Securities and Exchange Commission file number is 1-3215.
International Business Machines Corporation	High ($)	Low ($)	Johnson & Johnson	High ($)	Low ($)
(CUSIP 459200101)			(CUSIP 478160104)
2011			2011
First Quarter	166.05	146.76	First Quarter	63.35	57.66
Second Quarter	172.87	162.33	Second Quarter	67.29	59.46
Third Quarter	185.21	157.54	Third Quarter	67.92	60.20
Fourth Quarter	194.56	173.29	Fourth Quarter	66.02	61.27
2012			2012
First Quarter	208.65	179.16	First Quarter	65.96	64.30
Second Quarter	209.50	188.54	Second Quarter	67.56	61.78
Third Quarter	207.45	183.09	Third Quarter	69.53	67.21
Fourth Quarter	211.00	185.51	Fourth Quarter	72.52	67.97
2013			2013
First Quarter	215.80	191.55	First Quarter	81.53	70.10
Second Quarter	214.36	187.83	Second Quarter	88.59	81.11
Third Quarter	197.99	182.16	Third Quarter	94.39	86.17
Fourth Quarter	187.57	172.80	Fourth Quarter	95.63	85.61
2014			2014
First Quarter	195.04	172.84	First Quarter	98.23	86.62
Second Quarter	197.77	180.37	Second Quarter	105.76	96.54
Third Quarter	195.78	184.30	Third Quarter	108.64	99.82
Fourth Quarter	189.36	151.41	Fourth Quarter	109.07	96.78
2015			2015
First Quarter	164.83	151.55	First Quarter	106.39	98.32
Second Quarter	174.40	159.18	Second Quarter	103.96	97.46
Third Quarter	173.22	140.96	Third Quarter	101.11	90.73
Fourth Quarter	152.39	131.75	Fourth Quarter	105.25	93.17
2016			2016
First Quarter (through February 24, 2016)	137.62	117.85	First Quarter (through February 24, 2016)	104.96	95.75

JPMorgan Chase & Co. is a financial holding company engaging in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, asset management and private equity. Its Securities and Exchange Commission file number is 001-5805.			McDonald’s Corporation franchises and operates McDonald’s restaurants. Its Securities and Exchange Commission file number is 1-5231.
JPMorgan Chase & Co.	High ($)	Low ($)	McDonald’s Corporation	High ($)	Low ($)
(CUSIP 46625H100)			(CUSIP 580135101)
2011			2011
First Quarter	48.00	42.42	First Quarter	76.76	72.67
Second Quarter	47.64	39.49	Second Quarter	84.57	75.99
Third Quarter	42.29	29.27	Third Quarter	90.79	82.11
Fourth Quarter	37.02	28.38	Fourth Quarter	100.81	85.83
2012			2012
First Quarter	46.27	33.25	First Quarter	101.74	95.55
Second Quarter	46.13	31.00	Second Quarter	99.40	86.32
Third Quarter	41.57	33.90	Third Quarter	93.71	87.15
Fourth Quarter	44.53	39.29	Fourth Quarter	94.09	84.05
2013			2013
First Quarter	51.00	43.97	First Quarter	99.69	88.21
Second Quarter	55.62	46.64	Second Quarter	103.59	96.42
Third Quarter	56.67	50.32	Third Quarter	101.58	94.36
Fourth Quarter	58.48	50.75	Fourth Quarter	98.92	93.27
2014			2014
First Quarter	61.07	54.31	First Quarter	98.78	93.02
Second Quarter	60.67	53.31	Second Quarter	103.53	97.01
Third Quarter	61.63	55.56	Third Quarter	101.07	91.09
Fourth Quarter	63.15	55.08	Fourth Quarter	97.17	88.46
2015			2015
First Quarter	62.58	54.38	First Quarter	100.25	88.78
Second Quarter	69.75	59.95	Second Quarter	100.68	94.30
Third Quarter	70.08	59.84	Third Quarter	101.10	91.21
Fourth Quarter	68.46	59.99	Fourth Quarter	120.07	98.78
2016			2016
First Quarter (through February 24, 2016)	66.03	53.07	First Quarter (through February 24, 2016)	124.61	115.12

Merck & Co., Inc. is a health care company. Its Securities and Exchange Commission file number is 1-6571.			Microsoft Corporation is a technology company. Its Securities and Exchange Commission file number is 0-14278.
Merck & Co., Inc.	High ($)	Low ($)	Microsoft Corporation	High ($)	Low ($)
(CUSIP 58933Y105)			(CUSIP 594918104)
2011			2011
First Quarter	37.35	31.08	First Quarter	28.87	24.78
Second Quarter	37.58	33.07	Second Quarter	26.71	23.71
Third Quarter	36.31	29.81	Third Quarter	28.08	23.98
Fourth Quarter	37.90	31.35	Fourth Quarter	27.31	24.30
2012			2012
First Quarter	39.26	37.31	First Quarter	32.85	25.96
Second Quarter	41.75	37.18	Second Quarter	32.42	28.45
Third Quarter	45.23	41.21	Third Quarter	31.45	28.63
Fourth Quarter	47.96	40.64	Fourth Quarter	30.03	26.37
2013			2013
First Quarter	45.04	40.85	First Quarter	28.61	26.46
Second Quarter	49.44	44.35	Second Quarter	35.67	28.56
Third Quarter	48.58	46.32	Third Quarter	36.27	31.15
Fourth Quarter	50.18	45.09	Fourth Quarter	38.94	33.01
2014			2014
First Quarter	57.47	49.49	First Quarter	40.99	34.98
Second Quarter	59.62	54.83	Second Quarter	42.25	39.06
Third Quarter	61.18	55.64	Third Quarter	47.52	41.67
Fourth Quarter	61.88	53.43	Fourth Quarter	49.61	42.74
2015			2015
First Quarter	63.03	56.06	First Quarter	47.59	40.40
Second Quarter	60.89	56.73	Second Quarter	49.16	40.29
Third Quarter	59.71	48.42	Third Quarter	47.58	40.47
Fourth Quarter	55.53	49.37	Fourth Quarter	56.55	44.61
2016			2016
First Quarter (through February 24, 2016)	53.15	48.59	First Quarter (through February 24, 2016)	55.48	49.28

NIKE, Inc. designs, develops, markets, and sells athletic footwear, apparel, equipment, and accessories for men, women, and kids. Its Securities and Exchange Commission file number is 1-10635.			Pfizer Inc. is a research-based, biopharmaceutical company. Its Securities and Exchange Commission file number is 001-03619.
NIKE, Inc.	High ($)	Low ($)	Pfizer Inc.	High ($)	Low ($)
(CUSIP 654106103)			(CUSIP 189464100)
2011			2011
First Quarter	22.47	18.86	First Quarter	20.38	17.51
Second Quarter	22.50	19.13	Second Quarter	21.45	19.79
Third Quarter	23.42	19.65	Third Quarter	20.78	16.66
Fourth Quarter	24.44	20.76	Fourth Quarter	21.83	17.33
2012			2012
First Quarter	28.03	24.09	First Quarter	22.65	20.95
Second Quarter	28.60	21.95	Second Quarter	23.08	21.60
Third Quarter	25.21	21.95	Third Quarter	24.96	22.34
Fourth Quarter	26.40	22.65	Fourth Quarter	26.04	23.66
2013			2013
First Quarter	29.78	25.80	First Quarter	28.86	25.08
Second Quarter	32.96	29.13	Second Quarter	31.08	27.23
Third Quarter	36.82	31.17	Third Quarter	29.67	27.65
Fourth Quarter	39.93	35.14	Fourth Quarter	32.20	28.24
2014			2014
First Quarter	39.82	35.26	First Quarter	32.75	29.66
Second Quarter	38.84	35.42	Second Quarter	32.40	29.02
Third Quarter	44.75	38.18	Third Quarter	30.96	28.04
Fourth Quarter	49.67	42.55	Fourth Quarter	32.09	27.70
2015			2015
First Quarter	50.99	45.59	First Quarter	35.05	31.15
Second Quarter	54.86	49.28	Second Quarter	35.44	33.46
Third Quarter	62.50	51.77	Third Quarter	36.15	30.82
Fourth Quarter	67.17	60.93	Fourth Quarter	35.45	31.33
2016			2016
First Quarter (through February 24, 2016)	63.16	55.04	First Quarter (through February 24, 2016)	32.28	28.56

The Procter & Gamble Company manufactures and sells branded consumer packaged products worldwide. Its Securities and Exchange Commission file number is 1-434.			The Travelers Companies, Inc. is an American insurance company. Its Securities and Exchange Commission file number is 001-10898.
The Procter & Gamble Company	High ($)	Low ($)	The Travelers Companies, Inc.	High ($)	Low ($)
(CUSIP 742718109)			(CUSIP 89417E109)
2011			2011
First Quarter	66.70	59.73	First Quarter	60.92	53.33
Second Quarter	67.46	61.67	Second Quarter	64.05	56.68
Third Quarter	64.95	58.51	Third Quarter	59.11	47.12
Fourth Quarter	66.97	61.00	Fourth Quarter	59.68	46.80
2012			2012
First Quarter	67.90	62.77	First Quarter	61.59	56.87
Second Quarter	67.56	59.27	Second Quarter	64.77	57.75
Third Quarter	69.76	61.19	Third Quarter	68.61	60.89
Fourth Quarter	70.76	66.32	Fourth Quarter	74.33	68.07
2013			2013
First Quarter	77.58	67.89	First Quarter	84.19	71.82
Second Quarter	82.54	75.25	Second Quarter	87.90	77.85
Third Quarter	82.17	75.59	Third Quarter	86.90	79.42
Fourth Quarter	85.41	75.65	Fourth Quarter	90.99	82.35
2014			2014
First Quarter	81.42	75.70	First Quarter	90.54	80.26
Second Quarter	82.94	78.59	Second Quarter	95.60	84.39
Third Quarter	85.24	77.32	Third Quarter	95.95	89.12
Fourth Quarter	93.46	82.24	Fourth Quarter	106.95	91.81
2015			2015
First Quarter	91.62	81.39	First Quarter	109.73	102.82
Second Quarter	83.60	77.43	Second Quarter	108.67	96.14
Third Quarter	82.30	68.06	Third Quarter	107.82	97.49
Fourth Quarter	80.99	71.95	Fourth Quarter	115.83	98.34
2016			2016
First Quarter (through February 24, 2016)	82.64	74.98	First Quarter (through February 24, 2016)	112.86	102.08

United Technologies Corporation provides technology products and services to building systems and aerospace industries worldwide. Its Securities and Exchange Commission file number is 1-812.			UnitedHealth Group Incorporated operates as a diversified health and well-being company in the United States. Its Securities and Exchange Commission file number is 1-10864.
United Technologies Corporation	High ($)	Low ($)	UnitedHealth Group Incorporated	High ($)	Low ($)
(CUSIP 913017109)			(CUSIP 91324P102)
2011			2011
First Quarter	85.21	78.33	First Quarter	45.40	36.11
Second Quarter	90.00	81.70	Second Quarter	52.22	43.55
Third Quarter	91.39	67.44	Third Quarter	53.13	41.85
Fourth Quarter	79.83	69.36	Fourth Quarter	51.35	42.78
2012			2012
First Quarter	86.89	73.09	First Quarter	58.94	50.35
Second Quarter	82.94	70.88	Second Quarter	60.26	53.99
Third Quarter	82.45	71.84	Third Quarter	58.50	51.00
Fourth Quarter	83.17	74.65	Fourth Quarter	57.97	51.25
2013			2013
First Quarter	93.59	82.01	First Quarter	57.77	51.40
Second Quarter	97.55	91.05	Second Quarter	66.09	58.54
Third Quarter	112.00	93.80	Third Quarter	75.18	65.27
Fourth Quarter	113.80	102.76	Fourth Quarter	75.30	66.94
2014			2014
First Quarter	118.31	107.91	First Quarter	81.99	69.74
Second Quarter	120.09	113.10	Second Quarter	82.34	74.95
Third Quarter	115.93	103.79	Third Quarter	88.56	79.26
Fourth Quarter	117.24	99.17	Fourth Quarter	103.04	82.16
2015			2015
First Quarter	124.11	111.52	First Quarter	121.00	98.92
Second Quarter	119.14	110.93	Second Quarter	123.25	111.40
Third Quarter	111.58	86.82	Third Quarter	125.86	109.98
Fourth Quarter	100.80	88.36	Fourth Quarter	123.99	110.63
2016			2016
First Quarter (through February 24, 2016)	96.07	84.66	First Quarter (through February 24, 2016)	121.27	109.23

Verizon Communications Inc. is a provider of communications, information and entertainment products and services. Its Securities and Exchange Commission file number is 001-08606.			Visa Inc. is a global payments technology company. Its Securities and Exchange Commission file number is 001-33977.
Verizon Communications Inc.	High ($)	Low ($)	Visa Inc.	High ($)	Low ($)
(CUSIP 92343V104)			(CUSIP 92826C839)
2011			2011
First Quarter	38.54	34.30	First Quarter	19.04	17.28
Second Quarter	38.61	35.12	Second Quarter	21.64	18.34
Third Quarter	37.82	33.12	Third Quarter	23.21	19.81
Fourth Quarter	40.12	35.35	Fourth Quarter	25.79	21.07
2012			2012
First Quarter	40.12	37.21	First Quarter	30.02	24.78
Second Quarter	44.44	36.80	Second Quarter	31.24	28.06
Third Quarter	45.89	42.25	Third Quarter	33.75	30.19
Fourth Quarter	47.26	41.40	Fourth Quarter	38.12	34.00
2013			2013
First Quarter	49.48	41.51	First Quarter	42.46	37.90
Second Quarter	53.91	48.30	Second Quarter	46.14	40.32
Third Quarter	51.49	45.91	Third Quarter	49.71	43.28
Fourth Quarter	51.14	46.05	Fourth Quarter	55.67	45.63
2014			2014
First Quarter	49.30	45.98	First Quarter	58.25	53.02
Second Quarter	50.05	45.94	Second Quarter	53.75	49.16
Third Quarter	51.97	48.40	Third Quarter	55.69	52.26
Fourth Quarter	51.50	45.42	Fourth Quarter	66.91	50.06
2015			2015
First Quarter	49.81	45.71	First Quarter	69.57	61.59
Second Quarter	50.55	46.61	Second Quarter	70.16	64.52
Third Quarter	48.10	43.50	Third Quarter	76.38	66.73
Fourth Quarter	47.21	42.84	Fourth Quarter	80.46	69.99
2016			2016
First Quarter (through February 24, 2016)	51.07	44.15	First Quarter (through February 24, 2016)	76.27	67.77

Wal-Mart Stores, Inc. is a retail and wholesale company. Its Securities and Exchange Commission file number is 001-06991			The Walt Disney Company is a diversified worldwide entertainment company. Its Securities and Exchange Commission file number is 1-11605.
Wal-Mart Stores, Inc.	High ($)	Low ($)	The Walt Disney Company	High ($)	Low ($)
(CUSIP 931142103)			(CUSIP 254687106)
2011			2011
First Quarter	57.57	51.37	First Quarter	44.07	37.51
Second Quarter	56.06	52.13	Second Quarter	43.91	37.58
Third Quarter	54.52	48.41	Third Quarter	40.74	29.55
Fourth Quarter	59.99	51.90	Fourth Quarter	37.71	29.00
2012			2012
First Quarter	62.48	58.46	First Quarter	44.38	37.50
Second Quarter	69.72	57.36	Second Quarter	48.50	40.99
Third Quarter	75.14	69.35	Third Quarter	52.92	47.27
Fourth Quarter	77.15	67.61	Fourth Quarter	52.97	47.06
2013			2013
First Quarter	74.85	68.23	First Quarter	57.75	49.79
Second Quarter	79.86	73.03	Second Quarter	67.67	56.69
Third Quarter	78.77	72.38	Third Quarter	67.11	60.69
Fourth Quarter	81.21	71.87	Fourth Quarter	76.40	63.59
2014			2014
First Quarter	78.91	72.66	First Quarter	83.34	69.99
Second Quarter	79.76	74.91	Second Quarter	85.74	77.01
Third Quarter	77.51	73.34	Third Quarter	90.94	85.03
Fourth Quarter	87.54	73.82	Fourth Quarter	95.50	81.74
2015			2015
First Quarter	90.47	80.69	First Quarter	108.43	90.96
Second Quarter	81.03	70.93	Second Quarter	114.99	105.43
Third Quarter	73.88	63.10	Third Quarter	121.69	95.36
Fourth Quarter	66.93	56.42	Fourth Quarter	120.07	102.67
2016			2016
First Quarter (through February 24, 2016)	67.50	60.84	First Quarter (through February 24, 2016)	105.08	88.85

Additional Terms of the Securities

Some Definitions

We have defined some of the terms that we use frequently in this pricing supplement below:

Closing Price

The Closing Price for one share of a Basket Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day will be determined by the Calculation Agent and will mean:

(i) if such Basket Stock (or any such other security) is listed on a national securities exchange (other than The NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Basket Stock (or any such other security) is listed,

(ii) if such Basket Stock (or any such other security) is a security of NASDAQ, the official closing price published by NASDAQ on such day, or

(iii) if such Basket Stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such Basket Stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on NASDAQ or the OTC Bulletin Board on such day. If a Market Disruption Event occurs with respect to a Basket Stock (or any such other security) or the last reported sale price or the official closing price published by NASDAQ, as applicable, for such Basket Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto or, if applicable, the OTC Reporting Facility operated by FINRA.

Market Disruption Event

“Market Disruption Event” means, with respect to any Basket Stock:

(i) the occurrence or existence of any of:

(a)	a suspension, material limitation or absence of trading of such Basket Stock on the primary market for such Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b)	a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Stock as a result of which the reported trading prices for such Basket Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c)	the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such Basket Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Securities.

For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on any Basket Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Basket Stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which futures or options contracts related to any Basket Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Trading Day

“Trading Day” means with respect to any Basket Stock, a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Business Day

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Postponement of Maturity Date

If the scheduled Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding Business Day immediately following the scheduled Maturity Date. If the Final Valuation Date for any Basket Stock is postponed so that it falls less than two scheduled Business Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Business Day following the Final Valuation Date as postponed. See “–Postponement of Final Valuation Date” below.

Postponement of Final Valuation Date

If a Market Disruption Event with respect to any Basket Stock occurs on the scheduled Final Valuation Date or if the scheduled Final Valuation Date is not a Trading Day for any Basket Stock, the Closing Price for any such affected Basket Stocks only will be determined on the immediately succeeding Trading Day on which no Market Disruption Event will have occurred. The Final Basket Value will be determined on the date on which the Closing Price for each Basket Stock has been determined; provided that (i) the Closing Price for any Basket Stock will not be determined on a date later than the fifth scheduled Trading Day after the scheduled Final Valuation Date and (ii) if such day is not a Trading Day or if there is a Market Disruption Event on such date, the Calculation Agent will determine the Closing Price of any such Basket Stock on such date as the mean of the bid prices for such Basket Stock for such date obtained from as many recognized dealers in such Basket Stock, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, such Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Alternate Exchange Calculation in case of an Event of Default

If an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a Qualified Financial Institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

o	the lowest amount that a Qualified Financial Institution would charge to effect this assumption or undertaking, plus

o	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the Default Quotation Period for the Securities, which we describe below, the holders of the Securities and/or we may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the Default Quotation Period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the Qualified Financial Institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the

Acceleration Amount and the aggregate cash amount due, if any, with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of such acceleration.

Default Quotation Period

The Default Quotation Period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third Business Day after that day, unless:

o	no quotation of the kind referred to above is obtained, or

o	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the Default Quotation Period will continue as described in the prior sentence and this sentence.

In any event, if the Default Quotation Period and the subsequent two Business Days objection period have not ended before the Final Valuation Date, then the Acceleration Amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the Acceleration Amount at any time, a Qualified Financial Institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

o	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

o	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee

The “Trustee” for each offering of notes issued under our Senior Debt Indenture, including the Securities, will be The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

Agent

The “agent” is MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the Securities will be MS & Co. As Calculation Agent, MS & Co. will determine, among other things, the Initial Price and Final Price for each Basket Stock, the Final Basket Value, the Basket Return and the Payment at Maturity.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Basket Value, what adjustments should be made, if any, to the Adjustment Factor for any Basket Stock or whether a Market Disruption Event has occurred. See “Market Disruption Event” and “Antidilution Adjustments.” MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Form of Securities

The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and will be registered in the name of a nominee of the Depositary. The Depositary’s nominee will be the only registered holder of the Securities. Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the Depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the Depositary, as the registered holder of the Securities, for distribution to participants in accordance with the Depositary’s procedures. For more information regarding the Depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Antidilution Adjustments

The Adjustment Factor with respect to any Basket Stock will be adjusted as follows:

1. If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor for such Basket Stock will be adjusted to equal the product of the then-current Adjustment Factor for such Basket Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock.

2. If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of such Basket Stock as a result of the triggering of any provision of the corporate charter of the relevant issuer of such Basket Stock, then once the dividend has become effective and such Basket Stock is trading ex-dividend, the Adjustment Factor for such Basket Stock will be adjusted so that the new Adjustment Factor for such Basket Stock will equal the then-current Adjustment Factor for such Basket Stock plus the product of (i) the number of shares issued with respect to one share of such Basket Stock and (ii) the then-current Adjustment Factor for such Basket Stock.

3. If an issuer of a Basket Stock issues rights or warrants to all holders of such Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Closing Price of such Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the notes, then the Adjustment Factor for such Basket Stock will be adjusted to equal the product of the then-current Adjustment Factor for such Basket Stock and a fraction, the numerator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock which the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

4. There will be no required adjustments to any Adjustment Factor to reflect cash dividends or other distributions paid with respect to any Basket Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to any Basket Stock will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for such Basket Stock by an amount equal to at least 10% of the Closing Price of such Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date (that is, the day on and after which transactions in such Basket Stock on the primary U.S. organized securities exchange or trading system on which such Basket Stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend (such closing price, the “Base Closing Price”). Subject to the following sentence, if an Extraordinary Dividend occurs with respect to any Basket Stock, the Adjustment Factor with respect to such Basket Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Adjustment Factor will equal the product of (i) the then current Adjustment Factor and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend Amount. If any Extraordinary Dividend Amount is at least 35% of the Base Closing Price, then, instead of adjusting the Adjustment Factor, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated equally among the Unaffected Basket Stocks (as defined below) as described in clause (c)(ii) of paragraph 5 below. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for any Basket Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination will be conclusive in the absence of manifest error. A distribution on any Basket Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below will cause an adjustment to the Adjustment Factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable

5. Any of the following shall constitute a Reorganization Event: (i) a Basket Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the relevant issuer of such Basket Stock, (ii) an issuer of such Basket Stock or the issuer of any surviving entity or subsequent surviving entity of the relevant issuer of such Basket Stock (an “Issuer Successor”) has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) an issuer of such Basket Stock or any Issuer Successor completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) an issuer of such Basket Stock is liquidated, (v) an issuer of such Basket Stock issues to all of its shareholders equity securities of an issuer other than the relevant issuer of such Basket Stock (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spinoff Stock”) or (vi) an issuer of such Basket Stock or any Issuer Successor is the subject of a tender or exchange offer or going-private transaction on all of the outstanding shares of such Basket Stock. If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Stock receive any equity security listed on a national securities exchange (a “Marketable Security”), other securities or other property, assets or cash (collectively, “Exchange Property”), the Adjustment Factor for such Basket Stock and/or any for any New Stock (as defined below) on the Final Valuation Date (or, if applicable, in the case of Spinoff Stock, the ex-dividend date for the distribution of such Spinoff Stock) will be determined in accordance with the following:

(a) if such Basket Stock continues to be outstanding (if applicable, as reclassified upon the issuance of any tracking stock), the Adjustment Factor in effect on the Final Valuation Date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b) for each Marketable Security received in such Reorganization Event (each a “New Stock”), including the issuance of any tracking stock or Spinoff Stock or the receipt of any stock received in exchange for such Basket Stock, the number of shares of the New Stock received with respect to one share of such Basket Stock multiplied by the Adjustment Factor in effect for such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the “New Stock Adjustment Factor”), as adjusted to the Final Valuation Date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the “Non-Stock Exchange Property”),

(i) if the combined value of the amount of Non-Stock Exchange Property received per share of such Basket Stock, as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event (the “Non-Stock Exchange Property Value”), by holders of such Basket Stock is less than 25% of the Closing Price of the Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event, a number of shares of the Basket Stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, in proportion to the relative Closing Prices of such Basket Stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value multiplied by the Adjustment Factor in effect for such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event, based on such Closing Prices, in each case as determined by the Calculation Agent in its sole discretion, on the effective date of such Reorganization Event; and the number of such shares of such Basket Stock or any New Stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the Adjustment Factor in subparagraph (a) above and/or the New Stock Adjustment Factor in subparagraph (b) above, as applicable, or

(ii) if the Non-Stock Exchange Property Value is equal to or exceeds 25% of the Closing Price of such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event or, if such Basket Stock is surrendered exclusively for Non-Stock Exchange Property (in each case, a “Reference Basket Event”), the Adjustment Factor of each Basket Stock (each an “Unaffected Basket Stock”) other than the Basket Stock affected by such Reference Basket Event (the “Affected Basket Stock”) will be adjusted by multiplying (A) the amount of cash received per share of the Affected Basket Stock as adjusted by the applicable Adjustment Factor for such Affected Basket Stock on the date of such Reference Basket Event by (B) a fraction the numerator of which is the product of the Closing Price of such Unaffected Basket Stock and the Adjustment Factor of such Unaffected Basket Stock each as of the Trading Day immediately following the day on which a holder of the Affected Basket Stock receives such cash and the denominator of which is the sum of the products of the Closing Price of each of the Unaffected Basket Stocks and the corresponding Adjustment Factor of such Unaffected Basket Stock, each determined by the Calculation Agent on such Trading Day.

Following the allocation of any Extraordinary Dividend to the Unaffected Basket Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the Closing Price for such Basket Stock on the Final Valuation Date determined by the Calculation Agent will be an amount equal to:

(x) if applicable, the Closing Price of such Basket Stock times the Adjustment Factor then in effect for such Basket Stock; and

(y) if applicable, for a New Stock, the Closing Price of such New Stock times the New Stock Adjustment Factor then in effect for such New Stock.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any Reorganization Event referred to in paragraphs 4 or 5 above, (i) references to “Basket Stock” under “Closing Price” and “Market Disruption Event” shall be deemed to also refer to any New Stock, and (ii) all other references in this document to “Basket Stock” shall be deemed to refer to any New Stock and references to a “share” or “shares” of a Basket Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock, unless the context otherwise requires. The New Stock Adjustment Factor(s) resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

If a Closing Price for a Basket Stock is no longer available for a Basket Stock for whatever reason, including the liquidation of the relevant issuer of such Basket Stock or the subjection of such relevant issuer of such Basket Stock to a proceeding under any applicable bankruptcy, insolvency or other similar law and a Closing Price is not determined pursuant to adjustments made under paragraph 5 above, then the value of such Basket Stock will equal zero for so long as no Closing Price is available. There will be no substitution for any such Basket Stock.

No adjustment to any Adjustment Factor for any Basket Stock (including for this purpose, any New Stock Adjustment Factor) will be required unless such adjustment would require a change of at least .1% in the Adjustment Factor of such Basket Stock then in effect. The Adjustment Factor resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward. Adjustments to the Adjustment Factors will be made up to and including the Final Valuation Date.

No adjustments to the Adjustment Factor for any Basket Stock or method of calculating an Adjustment Factor will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Price of a Basket Stock, including, without limitation, a partial tender or exchange offer for a Basket Stock.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to any Adjustment Factor for a Basket Stock, any New Stock Adjustment Factor or method of calculating the Non-Stock Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to any Adjustment Factor, or to the method of calculating the Final Basket Value on the Final Valuation Date made pursuant to paragraph 5 above, upon written request by any investor in the Securities.

Use of Proceeds and Hedging

The proceeds we receive from the sale of the Securities will be used for general corporate purposes. We will receive, in aggregate, $10 per Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Trade Date, we hedged our anticipated exposure in connection with the Securities, by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to have taken positions in the Basket Stocks, in futures or options contracts on the Basket Stocks. Such purchase activity could have increased the Initial Price for any Basket Stock, and therefore could have increased the price at or above which such Basket Stock must close on the Final Valuation Date so that you do not suffer a loss on your initial investment in the Securities. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Securities, including on the Final Valuation Date, by purchasing and selling the Basket Stocks, futures or options contracts on the Basket Stocks, as well as other instruments that we may wish to use in connection with such hedging activities, including by purchasing or selling any such securities or instruments on the Final Valuation Date. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Final Valuation Date approaches. We cannot give any assurance that our hedging activities will not affect the value of the Basket Stocks and, therefore, adversely affect the value of the Securities or the amount payable at maturity.

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Securities.

Because we may be considered a party in interest with respect to many Plans, the Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Securities are contractual financial instruments. The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities. The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.

Each purchaser or holder of any Securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Smith Barney LLC or their respective affiliates or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Securities by the account, plan or annuity.

Supplemental Plan of Distribution; Conflicts of Interest

The agents for this offering are MS & Co. and UBS. MS & Co. expects to sell all of the Securites that it purchases from us to an unaffiliated dealer at a price of $9.95 per $10.00 Face Amount of Securities, for further sale to certain fee-based advisory accounts for which UBS is an investment advisor at the price to public of $10.00 per $10.00 Face Amount of Securities. MS & Co. and UBS will not receive a sales commission with respect to the Securities. Investors that purchase and hold the Securities in fee-based advisory accounts will pay advisory fees to UBS based on the amount of assets held in those accounts.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the Securities.

MS & Co. will conduct this offering in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the Securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities, for its own account. The agent must close out any naked short position by purchasing the Securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the Securities or any Basket Stock in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of Securities. See “—Use of Proceeds and Hedging” above.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the Securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the Securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 16, 2016, which is Exhibit 5-a to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 16, 2016.